UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 15, 2015 (November 19, 2015)

Date of Report (Date of earliest event reported)

SAFETY QUICK LIGHTING & FANS CORP.

(Exact name of registrant as specified in its charter)

FLORIDA	333-197821	46-3645414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 North Point Parkway Suite 154 Alpharetta, GA	30022
(Address of principal executive offices)	(Zip Code)

(770) 754-4711
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise provided in this Current Report, all references to “we,” “us,” “our,” or the “Company” refer to Safety Quick Lighting & Fans Corp. and its subsidiaries.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2015, our Board of Directors (the “Board”) approved the appointment of Leonard J. Sokolow to the Board to fill a vacant position, which resulted from the earlier resignation of a member of the Board.

Mr. Sokolow currently serves as CEO & President of Newbridge Financial, Inc. and Chairman of its broker dealer subsidiary, Newbridge Securities Corporation. Mr. Sokolow founded vFinance, Inc. in 1997, which merged with National Holdings Corporation (NASDAQ CM: NHLD), where he served as President and Vice Chairman of its Board of Directors. He also founded and served as Chairman and CEO of Americas Growth Fund, Inc., a closed-end investment management company (NASDAQ: AGRO) until it was sold. Previously, Mr. Sokolow was an executive for Applica, Inc. (formerly Windmere Corporation (NYSE: APN)) where he served as Executive Vice President and General Counsel. Mr. Sokolow, also a CPA, worked for Ernst Young and KPMG. Mr. Sokolow earned a Bachelor of Arts degree in Economics and has a concentration in Accounting, and a Juris Doctorate degree from the University of Florida School of Law. He also earned a Masters of Law degree in Taxation from the NYU School of Law. Mr. Sokolow is on the Board of Directors, Chairman of the Audit Committee and a member of the Nominations and Corporate Governance Committees for Consolidated Water Company Ltd. (NASDAQ GS: CWCO). In addition, Mr. Sokolow is on the Board of Directors and Chairman of the Audit Committee for Alberta Oil Sands, Inc. (TSXV: AOS.V).

Pursuant to the Company’s Director Compensation Policy approved by the Board on November 15, 2015, Mr. Sokolow will receive, in connection with his appointment, 50,000 shares of our common stock, as well as 150,000 options to purchase shares of our common stock at a price per share determined as of the date of grant, based on (a) the prior days’ closing price if there is a public market for our common stock, or (b) if there is no public market for our common stock, the price per share in our most recently completed private placement of our common stock or convertible securities (such options, the “Director Options”) under the Company’s 2015 Stock Incentive Plan.

Mr. Sokolow will also receive Director Options to purchase either (a) 10,000 shares of our common stock for each Board meeting in which he attends in person, or (b) 5,000 shares of our common stock for each Board meeting in which he attends telephonically. Mr. Sokolow will also receive Director Option to purchase 25,000 shares of our common stock following each year in which he has served on the Board. Director Options will vest monthly over the course of the year following the date such Director Options are granted, and must be exercised within five years of the grant date.

There are no other arrangements or understandings between Mr. Sokolow and any other persons pursuant to which Mr. Sokolow was selected as a director, and there have been no transactions since the beginning of our last fiscal year, or transactions that are currently proposed, regarding Mr. Sokolow that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As of the date of this report, the Board has not appointed any Board committees, but it may do so in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFET QUICK LIGHTING & FANS CORP.
Date: November 19, 2015
	By:	/s/ John P. Campi
John P. Campi
Chied Executive Officer